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                                   EXHIBIT 4.3


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      SEVENTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Seventh Amendment and Waiver to Amended and Restated Credit Agreement (the "AMENDMENT") dated as of May 1, 2000 among Atchison Casting Corporation (the "BORROWER"), the Banks, and Harris Trust and Savings Bank, as Agent;

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Guarantors, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended through the Sixth Amendment thereto dated as of February 15, 2000, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

         1. The definition of "DOMESTIC RATE MARGIN" appearing in Section 1.3(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "DOMESTIC RATE MARGIN" means 0.75% per annum.

         2. The definition of "EUROCURRENCY MARGIN" appearing in Section 1.3(b) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "EUROCURRENCY MARGIN" means (i) 2.25% per annum to
                  and including May 31, 2000 and (ii) 2.50% per annum thereafter.

         3. Section 1.14 of the Credit Agreement is hereby amended by deleting the date "APRIL 30, 2000" appearing therein and inserting in its place the date "JUNE 30, 2000".

         4.       Section 7.6 of the Credit Agreement is hereby amended by:

                  (a) deleting the word "AND" at the end of clause (j) thereof;

                  (b) adding new clause (k) reading in its entirety as follows:

                           (k) COMMITMENTS. Promptly (and in any event within
                  three Business Days) after any Responsible Officer receives a written commitment from any lender or lenders to advance Funded Debt to the Borrower or any Subsidiary, a copy of such commitment; and

                  (c)      re-lettering clause (k) as clause (l).


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         5.       Schedules 5.2, 5.6(a) and 5.13 to the Credit Agreement are
each hereby amended in their entirety to read as Schedules 5.2, 5.6(a) and 5.13, respectively, attached to this Amendment.

         6. The Borrower has informed the Banks that the Borrower has not been in compliance with Section 7.15(f)(i) of the Credit Agreement from time to time after January 28, 2000. The Borrower has requested that the Banks waive compliance by the Borrower with Section 7.15(f)(i) for the period commencing January 28, 2000 through and including July 1, 2000. Accordingly, the Banks hereby waive compliance with Section 7.l5(f)(i) of the Credit Agreement by the Borrower for the period commencing on January 28, 2000 through and including July 1, 2000.

         7. The Borrower represents and warrants to each Bank and the Agent that (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement (as updated pursuant to this Amendment) is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (b) after giving effect to this Amendment, no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower and Guarantors.

         8. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

                           (a) the Borrower, each Bank that has a Temporary Commitment Percentage, and the Agent shall have executed and delivered this Amendment and the Guarantors shall have executed the consent attached hereto;

                           (b) the Agent shall have received confirmation from its Canadian counsel that all steps necessary to perfect the Collateral Agent's security interest in the Collateral granted by the Canadian Security Agreement have been completed;

                           (c) The Agent shall have received (i) for the PRO RATA account of the Banks based upon the amount of each Bank's Commitment (whether used or unused) on the date hereof, a non-refundable amendment fee equal to 0.10% of the Commitments and (ii) for its own account, a fee equal to 0.05% of the Commitments; and

                           (d) The Agent shall have received for the account of the Banks such other agreements, instruments, documents, certificates, and opinions as the Agent may reasonably request.


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         If this Amendment becomes effective, the changes in the Domestic Rate
Margin and Eurocurrency Margin shall take effect with respect to any Loans and Letters of Credit outstanding on May 1, 2000 and on each day thereafter, but any payment of interest or fees due on or after May 1, 2000 with respect to Loans or Letters of Credit outstanding prior thereto shall be computed on the basis of the Domestic Rate Margin or Eurocurrency Margin, as applicable, in effect prior to such effectiveness.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.


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         Dated as of the date first above written.

                            ATCHISON CASTING CORPORATION

                            By: /s/ Kevin T. McDermed
                                -----------------------------------------------
                            Title: V.P. & Treasurer
                                   --------------------------------------------

                            HARRIS TRUST AND SAVINGS BANK, in its individual
                               capacity as a Bank and as Agent

                            By: /s/ Len E. Meyer
                                -----------------------------------------------
                            Title: Vice President
                                   --------------------------------------------

                            COMMERCE BANK, N.A.

                            By: /s/ Dennis R. Block
                                -----------------------------------------------
                            Title: Senior Vice President
                                   --------------------------------------------

                            FIRSTAR BANK MIDWEST (f/k/a Mercantile Bank)

                            By: /s/ Barry P. Sullivan
                                -----------------------------------------------
                            Title:  Vice President
                                    -------------------------------------------

                            KEY BANK NATIONAL ASSOCIATION

                            By: /s/ Daniel M. Lally
                                -----------------------------------------------
                            Title:  Assistant Vice President
                                    -------------------------------------------


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                            COMERICA BANK

                            By: /s/ Jeffrey E. Peck
                                -----------------------------------------------
                            Title: Vice President
                                   --------------------------------------------

                            HIBERNIA NATIONAL BANK

                            By: /s/ Angela Bomttey
                                -----------------------------------------------
                            Title: Vice President
                                   --------------------------------------------

                            NATIONAL WESTMINSTER BANK PLC

                            Nassau Branch

                            By: /s/ P. Mills
                                -----------------------------------------------
                            Title: Senior Corporate Manager
                                   --------------------------------------------

                            New York Branch

                            By: /s/ P. Mills
                                -----------------------------------------------
                            Title: Senior Corporate Manager
                                   --------------------------------------------

                            WELLS FARGO BANK, NATIONAL ASSOCIATION
                               (successor by merger to Norwest Bank
                               Minnesota, N.A.)

                            By: /s/ R. Duncan Sinclair
                                -----------------------------------------------
                            Title: Vice President
                                   --------------------------------------------